Exhibit 10.39

MIDWEST AIR GROUP, INC.

ANNUAL AND LONG-TERM INCENTIVE PLAN

ARTICLE 1.

PURPOSE AND DURATION

Section 1.1.  Purpose.  The purpose of the Midwest Air Group, Inc. Annual and Long-Term Incentive Plan is to motivate key employees of the Company and its Affiliates who have the prime responsibility for the operations of the Company and its Affiliates to achieve performance objectives, measured on an annual and long-term basis, that are aligned with the Company’s strategic goals and which are intended to result in increased value to the shareholders of the Company.

The Plan replaces and supersedes the Midwest Air Group, Inc. Long-Term Performance Plan and the Midwest Air Group Annual Incentive Plan.

Section 1.2.  Duration.  The Plan is effective January 1, 2006, and will remain in effect until terminated pursuant to Article 10.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Section 2.1.  Definitions.  Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)

“Administrator” means, with respect to executive officers of the Company, the Committee, and with respect to all other key employees, the Chief Executive Officer of the Company.

(b)

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, or any successor rule or regulation thereto.

(c)

“Annual Incentive Award” means an Incentive Award with a Performance Period of no more than one fiscal year of the Company or an Affiliate, as applicable.

(d)

“Base Salary” of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Administrator may specify by action taken at the time of grant of an Incentive Award).

(e)

“Board” means the Board of Directors of the Company.

(f)

“Cause” means:  (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator:  (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(g)

“Change of Control”means the earliest to occur of the following:

(1)

any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”), is or becomes the “Beneficial Owner” (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after January 1, 2005, pursuant to express authorization by the Board that refers to this exception) representing more than 50% of the then outstanding shares of Stock or 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving during any 12-month period:  individuals who, on January 1, 2005, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on January 1, 2005, or whose appointment, election or nomination for election was previously so approved; or

(3)

consummation of a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no

Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2005, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(4)

consummation of  the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions during any 12-month period), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.  For purposes hereof, a “sale or disposition by the Company of all or substantially all of the Company’s assets” will not be deemed to have occurred if the sale involves assets having a total gross fair market value of less than forty percent (40%) of the total gross fair market value of all assets of the Company immediately prior to the acquisition.  For this purpose, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, the definition of “Change of Control” shall be interpreted in accordance with the meaning of a change of control under Code Section 409A, which is incorporated herein by reference.  The Administrator must certify in writing that a Change of Control has occurred.

(h)

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a particular provision of the Code shall be deemed to include any successor provision thereto.

(i)

“Company” means Midwest Air Group, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 13.

(j)

“Committee” means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended.  In addition, each member of the Committee shall be an outside director within the meaning of Code Section 162(m).

(k)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a particular provision of the Exchange Act shall be deemed to include any successor provision thereto.

(l)

“Excluded Items”  means any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, and any other items that the Administrator determines.

(m)

“Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(n)

“Long Term Incentive Award” means an Incentive Award with a Performance Period of more than one fiscal year of the Company or an Affiliate, as applicable.

(o)

“Participant” means a key employee of the Company or an Affiliate who has been approved for participation in the Plan.

(p)

“Incentive Award” means an opportunity granted to a Participant to receive a payment of cash based in whole or part on the extent to which one or more Performance Goals for one or more Performance Measures are achieved for the Performance Period, subject to the conditions described in the Plan and that the Administrator otherwise imposes.

(q)

“Performance Measures” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(1)

Basic earnings per common share for the Company on a consolidated basis.

(2)

Diluted earnings per common share for the Company on a consolidated basis.

(3)

Shareholder value added.

(4)

Net sales.

(5)

Cost of sales.

(6)

Gross profit.

(7)

Selling, general and administrative expenses.

(8)

Operating income.

(9)

Income before interest and/or the provision for income taxes.

(10)

Net income.

(11)

Accounts receivables.

(12)

Inventories.

(13)

Return on equity.

(14)

Return on assets.

(15)

Return on capital.

(16)

Economic value added, or other measure of profitability that considers the cost of capital employed.

(17)

Net cash provided by operating activities.

(18)

Net increase (decrease) in cash and cash equivalents.

(19)

Customer satisfaction.

(20)

Market share.

(21)

Cost per available seat mile.

(22)

Total revenue per available seat mile.

(23)

Earnings before interest, taxes, depreciation and aircraft rent.

The Performance Measures described in items (3) through (23) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, for any Incentive Award, the Committee may prescribe subjective Performance Measures or Performance Measures based on the Participant’s most recent employment evaluation as a condition to receiving all or any portion of an award payment.

(r)

“Performance Goal” means the level(s) of performance for a Performance Measure that must be attained in order for a payment to be made under an award, and/or for the amount of payment to be determined based on the Performance Scale.

(s)

“Performance Period” means:

(1)

for an Annual Incentive Award, a period of one fiscal year or less of the Company or an Affiliate as selected by the Administrator, and

(2)

for a Long-Term Incentive Award, a period of more than one fiscal year of the Company or an Affiliate as selected by the Administrator.

(t)

“Performance Scale” means, with respect to a Performance Measure, a scale from which the level of achievement may be calculated for any given level of actual performance for such Performance Measure.  The Performance Scale may be a linear function, a step function, a combination of the two, or any other manner of measurement as determined by the Administrator.

(u)

“Plan” means the arrangement described herein, as from time amended and in effect.

(v)

“Retirement” means termination of employment from the Company and its Affiliates (without Cause) on or after attainment of age 55 with at least ten years of vesting service (such vesting service to be determined within the meaning of the Midwest Airlines Savings and Investment Plan or any successor plan thereto).

(w)

“Total and Permanent Disability” means the Participant’s inability to perform the material duties of his or her occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Administrator.  The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.

Section 2.2.  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3.  Severability.  In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.

ELIGIBILITY

Section 3.1.  Selection of Participants.  The Administrator shall select the key employees of the Company or an Affiliate for participation in the Plan.  The Administrator may select a key employee to receive an Annual Incentive Award, a Long-Term Incentive Award or both.  No employee shall have any right to receive an Incentive Award in any year even if an Incentive Award has been previously granted in prior years.  In general, it is expected that the Administrator will determine which key employees are to receive an Incentive Award prior to, or within the first ninety (90) days of, the first day of the applicable Performance Period.

Section 3.2.  Termination of Approval.  Until the earlier of the end of a Performance Period or a Participant’s termination of employment, the Administrator may withdraw its approval for participation for a Participant at any time.  In the event of such withdrawal, the employee concerned shall cease to be an active Participant as of the date selected by the Administrator, the employee’s Incentive Awards shall be cancelled, the employee shall not be entitled to any payment unless the Administrator determines otherwise.  The Administrator shall notify the employee of such withdrawal as soon as practicable following such action.

Section 3.3.  New Hires; Transfers In, Out and Between Eligible Positions.

(a)

Notwithstanding Section 3.1, for a key employee who is hired or promoted into a position that is eligible for an Incentive Award, the Administrator may (1) select such key employee as a Participant at any time during the course of a Performance Period, (2) take action as a result of which there is an additional Incentive Award made to a key employee who, as to a Performance Period that is in progress, is already a Participant and as to whom a Performance  Award is already in effect where the additional Incentive Award relates to the same Performance Period, or (3) change the Performance Goals, Performance Measures, Performance Scale or potential award amount under an Incentive Award that is already in effect.  In such event, the Administrator may, but is not required to, prorate the amount that would otherwise be payable under such Incentive Award if the Participant had been employed during the entire Performance Period to reflect the period of actual employment during the Performance Period.

(b)

If a Participant is demoted during a Performance Period, the Administrator may decrease the potential award amount of any Incentive Award, or revise the Performance Goals, Performance Measures or Performance Scale, as determined by the Administrator to reflect the demotion, or may withdraw its approval for participation in accordance with Section 3.2.

(c)

If a Participant is transferred from employment by the Company to the employment of an Affiliate, or vice versa, the Administrator may revise the Participant’s Incentive Award to reflect the transfer, including but not limited to, changing the potential award amount, Performance Measures, Performance Goals and Performance Scale.

Section 3.4.  Termination of Employment.

(a)

Except as otherwise provided under the terms of an employment or severance agreement between a Participant and the Company, no Participant shall earn an incentive award for a Performance Period unless the Participant is employed by the Company or an Affiliate (or is on an approved leave of absence) on the last day of such Performance Period, unless employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, or unless payment is approved by the Administrator after considering the cause of termination.

(b)

If a Participant’s employment is terminated as a result of death, Total and Permanent Disability or Retirement, at a time when the Participant could not have been terminated for Cause, then unless otherwise determined by the Administrator, the Participant (or the Participant’s estate in the event of his or her death) shall be entitled to receive an amount equal to the product of (x) the award amount calculated under Section 5.1 and (y) a fraction, the numerator of which is the number of the Participant’s days of employment during the Performance Period for such award and the denominator of which is the number of days in the Performance Period for such award.  Payment shall be made in accordance with Section 5.2, subject to Section 5.3.

ARTICLE 4.

CONTINGENT INCENTIVE AWARDS

At the time of grant of an Incentive Award, the Administrator shall determine for each award the Performance Measure(s), the Performance Goal(s) for each Performance Measure, the Performance Scale (which may vary for different Performance Measures), and the amount payable to the Participant if and to the extent the Performance Goals are met (as measured from the Performance Scale).  The amount payable to a Participant may be designated as a flat dollar amount or as a percentage of the Participant’s Base Salary, or may be determined by any other means as the Administrator may specify at the time the Incentive Award is made.

ARTICLE 5.

PAYMENT

Section 5.1.  Evaluating Performance and Computing Awards.

(a)

As soon as practicable following the close of a Performance Period, the Administrator shall determine and certify whether and to what extent the Performance Goals and other material terms of the Incentive Award issued for such period were satisfied, and shall determine whether any discretionary adjustments under Subsection (b) shall be made.  Based on such certification, the Administrator (or its delegee) shall determine the award amount payable to a Participant under the Incentive Award for that Performance Period, provided that the maximum award amount for any Participant shall be:

(1)

with respect to any and all Annual Incentive Awards of such Participant with Performance Periods covering (or ending within) the same fiscal year of the Company, one million dollars ($1,000,000); and

(2)

with respect to any and all Long-Term Incentive Awards of such Participant with Performance Periods ending on the last day of, or at any time within, the same fiscal year of the Company, five hundred thousand dollars ($500,000).

(b)

The Administrator may adjust each Participant’s potential award amount under any Incentive Award, based upon overall individual performance and attainment of goals up to a maximum of plus one hundred and fifty percent (+150%) or down to a maximum of minus eighty percent (-80%).

Section 5.2.  Timing and Form of Payment.  When the payment due to the Participant has been determined, unless otherwise deferred pursuant to a Participant’s election under the Company’s deferred compensation plan, payment shall be made in a cash lump sum within 2½ months following the close of the Performance Period.

Section 5.3.  Inimical Conduct.  Notwithstanding the foregoing, after the end of the Performance Period for which the payment has accrued, but before payment or deferral is made, if the Participant engages in Inimical Conduct, or if the Company determines after a Participant’s termination of employment that the Participant could have been terminated for Cause, the Incentive Award shall be automatically cancelled and no payment or deferral shall be made.  The Administrator may suspend payment or deferral (without liability for interest thereon) pending the Administrator’s determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

ARTICLE 6.

CHANGE OF CONTROL

Notwithstanding any other provision of this Plan, within 30 days after a Change of Control, each Participant shall be entitled to receive, with respect to each Incentive Award of the Participant for which the Performance Period has not ended as of the date of the Change of Control, a lump sum payment in cash equal to the product of (x) such Participant’s maximum potential award amount for the Performance Period(s) in which the Change of Control occurs, as specified in the Incentive Award and (y) a fraction, the numerator of which is the number of days after the first day of the Performance Period on which the Change of Control occurs and the denominator of which is the number of days in the Performance Period. If, however, the Participant has a deferral election in effect with respect to any such amount, such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided hereinabove.

ARTICLE 7.

ADJUSTMENTS

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Administrator shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Goals established under an Incentive Award, such adjustments shall be made by the Administrator and shall be conclusive and binding for all purposes of this Plan.  No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

ARTICLE 8.

RIGHTS OF PARTICIPANTS

Section 8.1.  No Funding.  No Participant shall have any interest in any fund or in any specific asset or assets of the Company (or any Affiliate) by reason of any Incentive Award under the

Plan.  It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any Affiliate) hold any funds in reserve or trust to secure payments hereunder.

Section 8.2.  No Transfer.  No Participant may assign, pledge, or encumber his or her interest under the Plan, or any part thereof.

Section 8.3.  No Implied Rights; Employment.  Nothing contained in this Plan shall be construed to:

(a)

Give any employee or Participant any right to receive any award other than in the sole discretion of the Administrator;

(b)

Limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time; or

(c)

Be evidence of any agreement or understanding, express or implied, that a Participant will be retained in any particular position or at any particular rate of remuneration.

ARTICLE 9.

ADMINISTRATION

Section 9.1.  General.  The Plan shall be administered by the Administrator. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.

Section 9.2.  Authority.  In addition to the authority specifically provided herein, the Administrator shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan or any Incentive Award; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

Section 9.3.  Delegation of Authority.  The Administrator may delegate to one or more officers of the Company any or all of the authority and responsibility of the Administrator. If the Administrator has made such a delegation, then all references to the Administrator in this Plan include such officer(s) to the extent of such delegation.

Section 9.5.  Decision Binding.  The Administrator’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.

Section 9.6.  Procedures of the Committee.  The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

ARTICLE 10.

AMENDMENT AND TERMINATION

Section 10.1.  Amendment.  The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, and may suspend the Plan, at any time; provided, however, that no such modification, amendment, or suspension may, without the consent of the Participant or his or her legal representative in the case of his or her death, reduce the right of a Participant, or his or her estate, as the case may be, to any payment due under the Plan except as specifically provided herein.  Notwithstanding the foregoing, the Committee may amend the provisions of Article 6 prior to the effective date of a Change of Control.

Section 10.2.  Termination.  The Committee may terminate the Plan in accordance with the provisions of this Section 10.2.  In order for the provisions of this Section 10.2 to apply, the Committee must designate in writing that the Plan is being terminated in accordance with this Section.

(a)

The Committee may terminate the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts accrued under the Plan (as determined by the Committee) are distributed to the Participants in a single sum payment in the later of: (1) the calendar year in which the Plan termination occurs or (2) the first calendar year in which payment is administratively practicable.

(b)

The Committee may terminate the Plan upon or within twelve (12) months following a Change of Control, provided that all substantially similar arrangements (within the meaning of Code Section 409A) sponsored by the Company are terminated.

(c)

The Committee may terminate the Plan at any other time. In such event, all amounts accrued to the date of termination (as determined by the Committee) will be distributed to all Participants in a single sum payment during the period that begins 12 months after the date of termination and ends not more than 24 months after the date of termination.  This provision shall not be effective unless all other plans required to be aggregated with this Plan under Code Section 409A are also terminated.

ARTICLE 11.

TAX WITHHOLDING

The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

ARTICLE 12.

OFFSET

The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant (or his or her estate, in the event of the Participant’s death).

ARTICLE 13.

SUCCESSORS

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.  The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators and legal representatives.

ARTICLE 14.

DISPUTE RESOLUTION

This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of  Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).  Unless prohibited by law, any legal action or proceeding with respect to this Plan or any Incentive Award, or for recognition and enforcement of any judgment in respect to this Plan or any Incentive Award, may only be heard in  a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.  Any legal action or proceeding with respect to this Plan or any Incentive Award must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.